Exhibit 99.(g)(10)

October 30, 2020

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Tricia Cormier, Vice President

Re: American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Trust”) has established a new series, the American Beacon AHL TargetRisk Core Fund (the “Fund’).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December l, 1997 between the Trust and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that you act as Custodian for the Fund.

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.

Sincerely, AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Chief Financial Officer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Louis Abruzzi
Name:	Louis Abruzzi
Title:	Senior Vice President
Effective Date: November 2, 2020

Information Classification: Limited Access
220 E. Las Colinas Blvd., Ste. 1200, Irving, Texas 75039 ● 817.391.6100
Distributed by Resolute Investment Distributors, Inc	americanbeaconadvisors.com

Schedule D

American Beacon Funds

American Beacon AHL TargetRisk Core Fund

American Beacon AHL TargetRisk Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Continuous Capital Emerging Markets Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon Frontier Markets Income Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon The London Company Income Equity Fund

American Beacon Mid-Cap Value Fund

American Beacon NIS Core Plus Bond Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Tocqueville International Value Fund

American Beacon TwentyFour Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.

American Beacon Cayman TargetRisk Company Ltd.

Information Classification: Limited Access